QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated October 23, 2002 accompanying the consolidated financial statements of Innovex, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended September 30, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Minneapolis, Minnesota
June 27, 2003

QuickLinks

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS